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                                                             EXHIBIT (a)(5)(HH)
                                      A1030

US DISTRICT COURT - MICHIGAN      FINAL                        G. WILLIAM MILLER
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 22, 2003

          UNITED STATES DISTRICT COURT
          EASTERN DISTRICT OF MICHIGAN

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SIMON PROPERTY GROUP INC,. and
SIMON PROPERTY ACQUISITIONS INC.,

                                         Plaintiffs,

     v.

TAUBMAN CENTERS INC., A. ALFRED
TAUBMAN, ROBERT T. TAUBMAN, LISA
A. PAYNE, GRAHAM T. ALLISON, PETER
KARMANOS JR., WILLIAM S. TAUBMAN,
ALLAN J. BLOOSTEIN, JEROME A. CHAZEN,
and S. PARKER GILBERT,
                                    Defendants.
                             Civil Action No. 02-74799

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DEPOSITION OF:                    G. William Miller
                                  Pages 1 through 270
DATE:                             January 22, 2003
TAKEN BY:                         Jonathan Moses, Esquire
LOCATION:                         New York, New York
REPORTER:                         Nancy Mahoney, CSR, RPR

FINAL COPY, SIGNED 1 -23-03, NANCY MAHONEY
JANE ROSE REPORTING 1-800-825-3341

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1031

US DISTRICT COURT - MICHIGAN      FINAL                        G. WILLIAM MILLER
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 22, 2003

ATTORNEYS FOR PLAINTIFFS:
            Richard Posen, Esquire
            Rachel Fremmer, Esq.

            WILLKIE FARR & GALLAGHER
            787 Seventh Avenue
            New York, New York 10019

            PHONE: 212-728-8000

ATTORNEYS FOR DEFENDANTS:

            Allan A. Martin, Esquire
            Jonathan Moses, Esquire
            WACHTELL LIPTON ROSEN & KATZ
            51 West 52nd Street
            New York, New York 10019
            PHONE: 212-403-1000

ATTORNEYS FOR LIONEL GLANCY and SHAREHOLDER PLAINTIFFS IN RELATED ACTIONS:

            Carlos F. Ramirez, Esquire

            MILBERG WEISS BERSHAD
            HYNES & LERACH LLP
            One Pennsylvania Plaza
            New York, New York 10119-0165
            PHONE: 212-594-5300

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1032

US DISTRICT COURT - MICHIGAN      FINAL                        G. WILLIAM MILLER
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 22, 2003

COURT REPORTER:
            Nancy Mahoney, CSR, RPR
            New Jersey CSR XI00945
            Notary Public New York/New Jersey
            JANE ROSE REPORTING
            37 West 16th Street
            New York, New york 10011
            ADMINISTRATIVE OFFICES
            1697 260th Avenue
            Luck, Wisconsin 54853
            TELEPHONE: 800-825-3341

VIDEOGRAPHER:

            Fred Pflantzer, Legal Videographer

            JANE ROSE REPORTING
            37 West 16th Street
            New York, New York 10011

            ADMINISTRATIVE OFFICES
            1697 260th Avenue
            Luck, Wisconsin 54853

            TELEPHONE: 800-825-3341

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1033

US DISTRICT COURT - MICHIGAN     FINAL                         G. WILLIAM MILLER
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 22, 2003
attention that the shareholders, pursuant to a proxy statement, had authorized the board of Taubman -- that the shareholders of Taubman had authorized the board of Taubman to issue preferred stock without seeking further shareholder approval?

     A.   No.

          MR. POSEN: That was asked and answered, by the way.

          MR. MOSES: Excuse me?

          MR. POSEN: That was the same question as two questions ago.

[BEGINNING OF EXCERPT]

BY MR. MOSES:

     Q. Let me show you a document which was previously marked as Defendants' Exhibit-18.

          MR. MOSES: Mr. Posen, would you care to show the witness?

     A.   18?

     Q.   Yes, sir.

          If you could turn -- do you recognize this document to be in the form of a proxy statement sent to shareholders of Taubman?

     A.   It says it's a proxy statement.

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1034

US DISTRICT COURT - MICHIGAN     FINAL                         G. WILLIAM MILLER
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 22, 2003

     Q. I'm correct -- am I correct in assuming, based on your prior answer, that you've never seen this document before?

     A.   I've never seen it.

     Q. If you could look at Page 18 of this document, there's a discussion about an amendment to the Articles of Incorporation.

     A.   Yes.

     Q. If you could read through that discussion beginning on 18 and going over to 19, it seeks the approval of the shareholders to authorize 50 million shares of preferred stock and allow the board of directors to issue preferred stock from time to time in one or more series having the relative rights, preferences and priorities as determined by the board," and it goes on to say that, "The board would have that authority" -- this is on Page 19 -- "without seeking further shareholder approval and if the proposed articles are approved, the board of directors anticipates that it will not seek further shareholder approval prior to authorizing the company to issue preferred stock."

     A.   I see that.

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1035

US DISTRICT COURT - MICHIGAN     FINAL                         G. WILLIAM MILLER
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 22, 2003

     Q.   Did anyone bring that to your attention?

     A.   I don't believe so.

     Q. Do you think that would be important information to know before making an allegation that preferred stock was surreptitiously issued?

     A. No. This is typical, what I call blank stock and some people refer to as bucket stock, preferred stock, quite often in most charters.

          The issue to me has never been whether there was blank stock and whether the board could issue it without approval.

          The issue, as I understand, that when a board has such authority, if it issues the stock in violation of another law, that's not authorized.

     Q. Would it surprise you -- based on your answer I presume it would not, but I'll ask it.

          Would it surprise you that SPG's board has the authority, without seeking further shareholder approval, to issue preferred shares?

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net

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                                      A1036

US DISTRICT COURT - MICHIGAN     FINAL                         G. WILLIAM MILLER
SIMON PROPERTY v. TAUBMAN CENTERS                               JANUARY 22, 2003

     A.   We have blank stock.

     Q. In fact, if you could look at Defendants' Exhibit-1, which is the annual report --

          MR. MOSES: Mr. Posen, if you wouldn't mind placing that before the witness.

     Q. There's a description on Page 66, if you could turn to that, sir, discussing the capital stock of SPG, do you see that, at item 10?

     A.   Yes, I do.

     Q. Is that consistent with your understanding that the board of directors has the power to issue capital stock without any further vote or action by the shareholders?

     A. Provided it's legal to do so, provided they're not violating some other law.

[END OF EXCERPT]

     Q. Do you understand that it could do so in order to make it more difficult for a third party to acquire or discourage a third party from acquiring a majority of the outstanding voting stock of the companies?

     A.   The poison pill?

     Q.   Do you understand that your board is authorized to do so?

JANE ROSE REPORTING                                               1-800-825-3341
NEW YORK, NEW YORK                                              www.janerose.net